EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACT: Gordon Parnell - CFO . . . (480) 792-7374

MICROCHIP TECHNOLOGY ANNOUNCES NET SALES AND
NET INCOME FOR FIRST QUARTER FISCAL YEAR 2008
AND RECORD QUARTERLY CASH DIVIDEND

•	Net sales of $264.1 million, up 2.3% sequentially and up 0.6% over the year ago quarter

•	On a GAAP basis:

•	Gross margin of 60.0%; operating margin of 32.2%; net income of $80.3 million and 30.4%; EPS of 36 cents per diluted share

•	On a non-GAAP basis:

•	Record gross margin of 60.6%; operating margin of 35.2%; net income of $86.7 million and 32.8%; EPS of 39 cents per diluted share

•	Net cash generated of $126.2 million for the June quarter, before dividend payment of $61.1 million

•	Increased dividend by 5.4% to a record 29.5 cents per share; represents an increase of 25.5% from dividend level a year ago

•	Record development system shipments of 28,294 for the June quarter

CHANDLER, Arizona – July 26, 2007  – (NASDAQ: MCHP) – Microchip Technology Incorporated, a leading provider of microcontroller and analog semiconductors, today reported results for the three months ended June 30, 2007.  Net sales for the first quarter of fiscal 2008 were $264.1 million, up 2.3% sequentially from sales of $258.2 million in the immediately preceding quarter, and up 0.6% from sales of $262.6 million in the prior year’s first quarter.  The Company adopted SFAS No. 123 (revised 2004) “Share-Based Payment” at the beginning of fiscal year 2007.  As such, the Company has included additional non-GAAP information in its disclosures to assist shareholders with appropriate comparative information.  GAAP net income for the first quarter of fiscal 2008 was $80.3 million, or 36 cents per diluted share, down 37.1% from GAAP net income of $127.7 million, or 57 cents per diluted share, in the immediately preceding quarter, and up 4.3% from GAAP net income of $77.0 million, or 35 cents per diluted share, in the prior year’s first quarter.  The immediately preceding quarter included a tax benefit related to a tax settlement with the Internal Revenue Service, with an EPS effect of 23 cents.  Non-GAAP net income for the first quarter of fiscal 2008 was $86.7 million, or 39 cents per diluted share, up 6.6% from non-GAAP net income of $81.3 million, or 37 cents per diluted share, in the immediately preceding quarter, and up 6.5% from GAAP

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           Microchip Technology Incorporated 2355 West Chandler Blvd.  Chandler, AZ 85224-6199   Main Office 480•792•7200  FAX 480•899•9210

Microchip Technology
Reports First Quarter
Fiscal Year 2008 Results

net income of $81.4 million, or 37 cents per share, in the prior year’s first quarter.  Non-GAAP results exclude a tax benefit in the fourth quarter of fiscal 2007 related to a tax settlement with the Internal Revenue Service and the effect of share-based compensation expense.  A reconciliation of non-GAAP and GAAP results is included in this press release.

Microchip also announced today that its Board of Directors has declared a quarterly cash dividend on its common stock of 29.5 cents per share.  The quarterly dividend is payable on August 23, 2007 to stockholders of record on August 9, 2007.  Microchip initiated quarterly cash dividend payments in the third quarter of fiscal 2003.

“The results for the June quarter met our revised guidance for the quarter, at a sequential revenue growth of 2.3%,” said Steve Sanghi, Microchip’s President and CEO.  “Gross margin on a non-GAAP basis achieved record levels of 60.6%.  Earnings per share on both a GAAP and non-GAAP basis met our revised expectations.”

Mr. Sanghi stated, “Europe was the weakest area geographically, with revenues down sequentially by 5.4% after the March quarter delivered a 19% sequential increase.  Revenues associated with the U.S. housing market were weaker than we originally expected, as outlined in our press release of June 18, 2007.”

“Revenues from 16-bit products increased over 24% sequentially in the June quarter, while our design win momentun as well as development tool shipments remained very strong.  Sixteen-bit customers in volume production grew by 22% sequentially, and we had record quarterly shipments of 8,290 development tools," said Ganesh Moorthy, Executive Vice President.

Mr. Gordon Parnell, Microchip’s Chief Financial Officer said, “Days of inventory on our balance sheet and in the distribution channel both remained essentially flat quarter over quarter.  Cash generation remained very strong for the June period, representing $126.2 million prior to the dividend payment of $61.1 million in the quarter.”

Mr. Parnell added, “Based on the strong cash flow we are experiencing, we are pleased to increase our cash dividend by 5.4% to 29.5 cents.  This continues to be our principal vehicle to return cash to our shareholders.”

Mr. Sanghi concluded, “We anticipate sequential revenue to be flat to up 2% in the September quarter.  EPS on a GAAP basis is expected to be approximately 36 cents, with EPS on a non-GAAP basis, excluding the effect of share-based compensation, expected to be approximately 39 cents per diluted share.”

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Microchip Technology
Reports First Quarter
Fiscal Year 2008 Results

Microchip’s Recent Highlights:

•
Microchip secured the number-one position in worldwide 8-bit microcontroller revenue, according to industry analyst firm Gartner Dataquest’s 2006 rankings.  Achieving the number-one ranking in revenue solidifies Microchip’s position as the global market-share leader in 8-bit microcontrollers, having gained the number-one ranking for unit shipments back in 2002.  Additionally, Microchip shipped its two billionth Flash microcontroller this quarter.

•
For engineers who need more performance, peripherals and memory, Microchip continued to expand its industry-leading 16-bit portfolio with new members of the industry’s highest performance microcontroller family, and the smallest and most cost-effective Digital Signal Controllers (DSCs).  These new dsPIC® DSCs included a family tailored for a new class of smart-sensor processing; and a family designed for the algorithms required to execute sensorless control of the most advanced and energy-efficient motor types, such as Microchip’s free Field Oriented Control algorithm.

•
To drive further interest in and practical knowledge of its rapidly expanding 16-bit portfolio, Microchip launched a worldwide design contest with leading hobbyist publication Circuit Cellar magazine, and a global series of seminars through the Company’s network of Regional Training Centers.

•
During the quarter, Microchip shipped 28,294 new development systems—a new Company record, which demonstrates the continued strong acceptance of Microchip’s products.  The total cumulative number of development systems shipped now stands at 544,247.

•	Expansion continued on the 8-bit PIC® microcontroller front with new families for USB connectivity and LCD displays, both with more on-chip Flash memory and lower prices than previous generations.

•	Analog announcements included new low-power, high-accuracy operational amplifiers; a 2 MHz, 500 mA switching regulator; and tiny, 0.5A MOSFET drivers in SOT-23, 2 mm x 3 mm DFN packages.

•
As part of its ongoing initiative to provide customers with the best online support, Microchip launched the Lighting Applications Design Center.  It provides a wide range of technical tools and resources that designers can use to add intelligence to lighting designs—all in one, easy-to-reach place.

•
Further demonstrating the practice of its guiding value that “employees are our greatest strength”, Microchip recently won the Alfred P. Sloan Award for Business Excellence in Workplace Flexibility.  The award distinguishes the Company as one of the top practitioners of workplace flexibility in the nation.

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Microchip Technology
Reports First Quarter
Fiscal Year 2008 Results

Second Quarter Fiscal 2008 Outlook:

The following statements are based on current expectations.  These statements are forward-looking, and actual results may differ materially.

•	Net sales for the quarter ending September 30, 2007 are currently anticipated to be approximately flat to up 2% compared to the June 2007 quarter.

•
Gross margin for the quarter ending September 30, 2007 are anticipated to be approximately 60.0% on a GAAP basis, and approximately 60.6% on a non-GAAP basis, prior to the effect of share-based compensation.  Generally, gross margin fluctuates over time, driven primarily by the mix of microcontrollers, analog products and memory products sold; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; pricing pressures in our non-proprietary product lines; and competitive and economic conditions.

•
Operating expenses for the quarter ending September 30, 2007 are expected to be approximately 27.8% to 28.2% on a GAAP basis, and approximately 25.4% to 25.6% on a non-GAAP basis, prior to the effect of share-based compensation expense.  Operating expenses fluctuate over time, primarily due to revenue and profit levels.

•	The tax rate for the quarter ending September 30, 2007 is anticipated to be approximately 20.0% to 20.3%.

•
Earnings per diluted share for the quarter ending September 30, 2007 are anticipated to be approximately 36 cents on a GAAP basis, and approximately 39 cents on a non-GAAP basis, excluding the effect of share-based compensation expense.

•
The level of inventories fluctuates over time, primarily due to sales volume and overall capacity utilization.  Based on our sales guidance, on both a GAAP and non-GAAP basis, inventories at September 30, 2007 are anticipated to be flat to up approximately three days compared with the balance at the end of June 2007.

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Microchip Technology
Reports First Quarter
Fiscal Year 2008 Results

•
Capital expenditures for the quarter ending September 30, 2007 are expected to be approximately $15 million, and capital expenditures for fiscal year 2008 are expected to total approximately $70 million.  The level of capital expenditures varies from time to time as a result of actual and anticipated business conditions.

•
Based on cash projected to be generated from operations and current projected capital expenditure levels, we expect net cash generation during the September quarter of approximately $100 million before the dividend payment of approximately $64.5 million announced today.  The amount of expected cash generation is before the effect of any stock buy-back activity.

•
Microchip announced on April 22, 2004 that its Board of Directors had authorized a stock buy-back of up to 2.5 million shares.  At June 30, 2007, approximately 1.5 million shares remained available for purchase under this program.  Microchip announced on October 25, 2006 that its Board of Directors had authorized a stock buy-back of up to 10 million shares.  At June 30, 2007, all of this authorization remained available for purchase.  Future purchases will depend upon market conditions, interest rates and corporate considerations.

Use of Non-GAAP Financial Measures:

SFAS 123(R) requires us to estimate the cost of certain forms of share-based compensation, including employee stock options and awards under our employee stock purchase plan (ESPP Plan), and to record a commensurate expense in our income statement.  Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by market forces that are difficult to predict and are not within the control of management, such as the price of our common stock.  Accordingly, management excludes this item from its internal operating forecasts and models.

We are using non-GAAP profit and gross margin, non-GAAP research and development expenses, non-GAAP selling, general and administration expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP diluted earnings per share, all of which excludes share-based compensation expense and a tax benefit in the fourth quarter of fiscal 2007 related to a tax settlement with the Internal Revenue Service, to permit additional analysis of our performance.  Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods.  Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other special charges that many investors feel may obscure

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Microchip Technology
Reports First Quarter
Fiscal Year 2008 Results

our true operating costs.  Management uses these non-GAAP measures to manage and assess the profitability of its business and does not consider share-based compensation expense, which is a non-cash charge, in managing its operations.  Specifically, we do not consider share-based compensation expense when developing and monitoring budgets and spending.  The economic substance behind our decision to exclude share-based compensation relates to these charges being non-cash in nature.  The exclusion of tax events in our non-GAAP disclosures are based on the non-recurring nature of these events.  Our determination of the above non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for gross margin; research and development expenses; selling, general and administrative expenses; operating income; net income and diluted earnings per share determined in accordance with GAAP.  There are limitations associated with using non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance.  Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30,

	2007	2006
Net sales	$264,072	$262,557
Cost of sales	105,527	104,073
Gross profit	158,545	158,484

Operating expenses:
Research and development	29,746	28,024
Selling, general and administrative	43,780	40,779
	73,526	68,803

Operating income	85,019	89,681
Other income, net	15,724	11,614
Income before income taxes	100,743	101,295
Income taxes	20,450	24,311

Net income	$80,293	$76,984

Basic net income per share	$0.37	$0.36
Diluted net income per share	$0.36	$0.35

Basic shares used in calculation	218,111	214,175
Diluted shares used in calculation	223,592	219,791

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

ASSETS

	June 30, 2007	March 31, 2007
	(Unaudited)

Cash and short-term investments	$721,572	$750,477
Accounts receivable, net	127,320	124,559
Inventories	123,767	121,024
Other current assets	111,427	88,677
Total current assets	1,084,086	1,084,737

Property, plant & equipment, net	604,772	605,722
Long-term investments	621,909	527,910
Other assets	51,575	51,172

Total assets	$2,362,342	$2,269,541

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and other accrued liabilities	$96,354	$164,557
Deferred income on shipments to distributors	89,932	91,363
Total current liabilities	186,286	255,920

Long-term income tax payable	107,890	--
Deferred tax liability	6,186	8,327
Other long-term liabilities	936	926

Stockholders' equity	2,061,044	2,004,368

Total liabilities and stockholders' equity	$2,362,342	$2,269,541

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(Unaudited)
(in thousands except per share amounts and percentages)

RECONCILIATION OF GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months Ended June 30,
	2007	2006
Gross profit, as reported	$158,545	$158,484
Share-based compensation expense	1,590	--
Non-GAAP gross profit	$160,135	$158,484
Non-GAAP gross margin percentage	60.6%	60.4%

RECONCILIATION OF RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP
RESEARCH AND DEVELOPMENT EXPENSES

	Three Months Ended June 30,
	2007	2006
Research and development expenses, as reported	$29,746	$28,024
Share-based compensation expense	(2,586)	(2,291)
Non-GAAP research and development expenses	$27,160	$25,733
Non-GAAP research and development expenses as a percentage of revenue	10.3%	9.8%

RECONCILIATION OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO
NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months Ended June 30,
	2007	2006
Selling, general and administrative expenses, as reported	$43,780	$40,779
Share-based compensation expense	(3,857)	(3,514)
Non-GAAP selling, general and administrative expenses	$39,923	$37,265
Non-GAAP selling, general and administrative expenses as a percentage of revenue	15.1%	14.2%

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RECONCILIATION OF OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three Months Ended June 30,
	2007	2006
Operating income, as reported	$85,019	$89,681
Share-based compensation expense	8,033	5,805
Non-GAAP operating income	$93,052	$95,486
Non-GAAP operating margin percentage	35.2%	36.4%

RECONCILIATION OF NET INCOME AND DILUTED EARNINGS PER SHARE TO NON-GAAP
NET INCOME AND NON-GAAP DILUTED EARNINGS PER SHARE

	Three Months Ended June 30,
	2007	2006
Net income, as reported	$80,293	$76,984
Share-based compensation expense, net of tax	6,402	4,412
Non-GAAP net income	$86,695	$81,396
Non-GAAP net income as a percentage of revenue	32.8%	31.0%

Diluted net income per share, as reported	$0.36	$0.35
Share-based compensation, net of tax effect	0.03	0.02
Non-GAAP diluted net income per share	$0.39	$0.37

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Microchip Technology
Reports First Quarter
Fiscal Year 2008 Results

Conference Call and Updates:

Microchip will host a conference call today July 26, 2007 at 5:00 p.m. (Eastern Time) to discuss this release.  This call will be simulcast over the Internet at www.microchip.com.  The webcast will be available for replay until August 2, 2007.

A telephonic replay of the conference call will be available at approximately 7:00 p.m. (Eastern Time) July 26, 2007 and will remain available until 5:00 p.m. (Eastern Time) on August 2, 2007.  Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 3025443.

Cautionary Statement:

The statements in this release relating to the strong cash flow we are experiencing, dividends continuing to be our principal vehicle to return cash to shareholders, flat to 2% revenue growth in the September quarter, GAAP EPS of 36 cents per diluted share and non-GAAP EPS of 39 cents per diluted share for the September quarter, strong design win momentum and development tool shipments, rapidly expanding 16-bit portfolio, continued strong acceptance of our products, and the statements containing our GAAP and non-GAAP guidance (as applicable) for the quarter ending September 30, 2007 with respect to net sales, gross margin, operating expenses, tax rate, earnings per diluted share, days of inventory, capital expenditures for the quarter ending September 30, 2007 and for fiscal 2008, and net cash generation are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to:  changes in demand or market acceptance of our products and the products of our customers; the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity; our ability to continue to secure sufficient assembly and testing capacity; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; the level of sell-through of our products through distribution; changes or fluctuations in customer order patterns and seasonality; foreign currency effects on our business; costs and outcome of any current or future tax audit or any litigation involving intellectual property, customers or other issues; disruptions in our business or the businesses of our customers or suppliers due to natural disasters, terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

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Microchip Technology
Reports First Quarter
Fiscal Year 2008 Results

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q.  You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip’s Web site (www.microchip.com) or the SEC's Web site (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made.  Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this July 26, 2007 press release, or to reflect the occurrence of unanticipated events.

About Microchip:

Microchip Technology Inc. is a leading provider of microcontroller and analog semiconductors, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide.  Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality.  For more information, visit the Microchip Web site at www.microchip.com.

The Microchip name and logo, PIC and dsPIC are registered trademarks of Microchip Technology Incorporated in the U.S.A. and in other countries.  All other trademarks mentioned herein are property of their respective companies.

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